Exhibit 99.1

INVO Fertility Announces a 1:5 Reverse Stock Split Effective Pre-Market Opening on March 27, 2026

SARASOTA, Fla., March 25, 2026 (GLOBE NEWSWIRE) – INVO Fertility, Inc. (“INVO”) (NASDAQ: IVF), a healthcare company focused on the fertility market, announced today that it will effect a 1-for-5 reverse split of its issued and outstanding and of its authorized common stock effective as of 12:01 a.m. Eastern Time on March 27, 2026. Commencing with the opening of trading on The Nasdaq Capital Market on March 27, 2026, the Company’s common stock will trade on a post-split basis under the same trading symbol, “IVF”.

As a result of the reverse stock split, the CUSIP number for the Company’s common stock will be 44984F880. As a result of the reverse stock split, every 5 shares of issued and outstanding common stock will be exchanged for 1 share of common stock. Registered holders of record who would otherwise hold a fractional share will be rounded up to the next whole share. Beneficial holders holding shares in street name through a broker or nominee who would otherwise be entitled to receive a fractional share will receive a cash payment for such fractional interest, the amount of which will be determined and administered by the applicable broker or nominee in accordance with their standard procedures. Immediately after the reverse stock split becomes effective, the company will have approximately 1,615,419 shares of common stock issued and outstanding. In addition, a proportionate adjustment will be made to the company’s authorized shares of common stock such that the Company shall have 50,000,000 shares of authorized common stock after the effective time of the reverse stock split.

About INVO Fertility

We are a healthcare services fertility company dedicated to expanding assisted reproductive technology (“ART”) care to patients in need. Our principal commercial strategy is focused on building, acquiring and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, profitable in vitro fertilization (“IVF”) clinics. We have four fertility clinics in the United States. We also continue to engage in the sale and distribution of our INVOcell technology solution into third-party owned and operated fertility clinics. The INVOcell is a proprietary and revolutionary medical device, and the first to allow fertilization and early embryo development to take place in vivo within the woman’s body. The IVC procedure provides patients with a more natural, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”). For more information, please visit www.invofertility.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

INVO Fertility, Inc.

Steve Shum, CEO

978-878-9505

sshum@invofertility.com

Investor Contact

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com

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